UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2012

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2012, Emisphere Technologies, Inc. (the “Company”) and several funds affiliated with MHR Fund Management LLC (the “MHR Funds”) entered into agreements (collectively, the “Note Extension Agreements”) whereby the MHR Funds agreed to extend the maturity date of certain promissory notes, previously issued by the Company to the MHR Funds, to September 26, 2012. The MHR Funds are secured parties under that certain Senior Secured Term Loan Agreement by and between the Company and the MHR Funds and that certain Pledge and Security Agreement by and between the Company and the MHR Funds, each dated September 26, 2005, are the holders of the Company’s 11% Senior Secured Convertible Notes, and beneficially own approximately 47.6% of the Company’s common stock, assuming conversion and exercise by the MHR Funds of all convertible securities, warrants, and options held by it.

The promissory notes amended by the Note Extension Agreements were originally issued to the MHR Funds in connection with that certain Letter Agreement, dated June 4, 2010, between the Company and MHR Institutional Partners IIA LP (“Institutional Partners IIA”) (the “Letter Agreement”). Pursuant to the Letter Agreement, Institutional Partners IIA agreed, among other things, to waive certain rights as a senior secured party of the Company and to enter into a non-disturbance agreement with the Company’s collaboration partner Novartis Pharma AG (the “Non-Disturbance Agreement”) and, if necessary, to enter into a comparable agreement in connection with another potential Company transaction (the “Other Transaction Agreement”). The Letter Agreement also provided for the Company to reimburse Institutional Partners IIA for certain of its legal fees incurred in connection with the Non-Disturbance Agreement and Other Transaction Agreement, to be paid in the form of non-interest bearing promissory notes issued on the effective date of the Letter Agreement. Accordingly, on June 8, 2010, the Company issued to the MHR Funds non-interest bearing promissory notes in the aggregate principal amount of $500,000 with respect to legal fees incurred in connection with the Non-Disturbance Agreement (the “Reimbursement Notes”) and non-interest bearing promissory notes in the aggregate principal amount of $100,000 with respect to legal fees incurred in connection with the Other Transaction Agreement (the “Other Transaction Reimbursement Notes” and, together with the Reimbursement Notes, the “Notes”). The Notes were originally due and payable on June 8, 2012.

The form of Note Extension Agreement entered into between the Company and the MHR Funds in connection with the Reimbursement Notes (the “Reimbursement Note Extension”) is attached hereto as Exhibit 10.1, and the form of Note Extension Agreement entered into between the Company and the MHR Funds in connection with the Other Transaction Reimbursement Notes (the “Other Transaction Reimbursement Note Extension”) is attached hereto as Exhibit 10.2, and each is incorporated by reference herein.

The foregoing descriptions of the Reimbursement Note Extension and the Other Transaction Reimbursement Note Extension do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2 respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Reimbursement Note Extension between the Company and the MHR Funds

10.2	Form of Other Transaction Reimbursement Note Extension between the Company and the MHR Funds[1]

[1]

Confidential treatment has been requested for redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

June 4, 2012	By:	/s/ Michael R. Garone
Name: Michael R. Garone Title: Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Reimbursement Note Extension between the Company and the MHR Funds

10.2	Form of Other Reimbursement Note Extension between the Company and the MHR Funds[2]

[2]

Confidential treatment has been requested for redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

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